Exhibit 99.1
Investor Meeting November 2007

Disclaimer Disclaimer: This presentation may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties many of which are outside our control, and any one of which, or a combination of which, could affect whether forward-looking statements prove to be correct. We undertake no obligation to update any forward-looking statements made in connection with this presentation. We are in the process of closing our financial records for the three months ended September 30, 2007. Based on preliminary unau-dited financial information available at this time, we expect to report results for this period in the approximate estimated amounts set forth herein. However, although management believes the preliminary financial results contained herein are reasonable estimates based on current information, we cannot guarantee that actual results will not differ, perhaps materially, from these estimates. We present results for entities that are subject to the restrictive covenants of the OpCo Credit Agreement, or the “restricted group,” apart from the results of our subsidiaries that are not subject to such restrictive covenants. In addition, we have included certain non-GAAP financial measures in this presentation, including EBITDA and Adjusted EBITDA. We caution that our calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies. While we believe that EBITDA and Adjusted EBITDA can provide useful perspective, these measures have material limitations as analytical tools. Therefore, investors should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for GAAP measures. Please note that we have included herein under the caption “Appendix” a reconciliation of our calculations of EBITDA and Adjusted EBITDA to the most nearly comparable GAAP financial measure.

Welcome
Bill Yung
President & Chief Executive Officer

Company Representatives
Bill Yung
President & Chief Executive Officer
Founded Columbia Sussex in 1972
· One of the largest privately held hospitality companies in the U.S. · Approximately $1 + billion in revenues in fiscal 2006
Founded Columbia Entertainment in 1990
John Jacob
Chief Financial Officer
Served as Chief Financial Officer or Senior Financial Officer: • Acorn Products • Maiden Form • Kryser-Roth Corporation
Kevin Preston
Senior Vice President of Operations
Treasurer:
· Iowa Gaming Association
Board of Directors:
· Iowa Restaurant Association
Served at property & corporate levels:
· Wild Rose Entertainment • Grace Entertainment • Majestic Star Casino · Harrah’s

COLUMBIA SUSSEX OVERVIEW
Bill Yung founded Columbia Sussex in 1972 Began in economy segment and “traded up” to — Extensive hospitality expertise with a track on acquisitions — 3rd largest owner of hotel rooms in the
Alaska
St. Maarten
38 13
9 Grand Cayman
Other H otels: 12 Total Hotels: 72
Note: Hotel totals are as of November 1, 2007
Hotel Business Top 100 2007

Tropicana Restricted Group (opco)
Focusing on Revenue enhancement Actions
Cost Structure actions essentially complete & efficiencies in place. will see positive effect on bottom line.

Tropicana
Las Vegas
· 10,000 room project, “value” price point...
· Delayed due to market turbulence. • Guaranteed bids received for Stage 1 • Model of Tropicana, after Q & A session.

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Operation Status Update
Kevin Preston
Senior Vice President of Operations

Operations Overview
In-Depth Analysis of Current Operations
Gaming Floors · Leased & Participation • Hold % • Slot Product • Standardized Daily Reports Marketing Programs · Analysis of Past & Current Promotions • Effectiveness & ROI of Promotions • Standardized Pro/Post Forma of Promotions • Refocus of Marketing Spend • Property Hotel · Cash into Cash • Hotel Offers • Non-Gaming — Hotel Marketing

Operations Plan
Marketing Operations
Analysis Assess key people Direct Mail/ Analysis of Database Slot Product a,b,c customers L & P 30/60/90 Hold % Hotel Cash Table Game Improvement
Cross- Floor Efficiency Marketing Slots/Tables
Effective Efficient Capital
Marketing Improvements Property Improvements

Casino Aztar
Evansville
Projects: · Remove L&P
- Replace with Own Games (.25/$1) • Reconfigure Tables/Slots • Move Deli to Lower Level - Replace with Slots (Main Floor $365 W/P/U/D) • Deli on Lower Level will Attract Additional Play • Increase Revenue/Decrease Cost • Marketing Initiatives • 1000 Seat Theatre — Completed Spring of 2008
Threats: · French Lick · Press — 65% Local Customers • Venue for Entertainment

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Belle of Baton Rouge
Baton Rouge
Projects: · Remove L&P
- Replace with Own Games • Hold % Adjustments • Garage • Marketing Initiatives
Threats: · Parking • Convenience • New Boat

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Montbleu & Horizon
Lake Tahoe
Projects: · Remove L&P
- Replace with Own Games • Cross-Property Marketing (A/B Customers) • Marketing Initiatives (40 — 70) • Asian Initiative (Sacramento)
Threats: · Marketing Initiatives • Indian Gaming · Competition for Local Business

Tropicana
Atlantic City
Projects:
· 2nd Phase of Remodel — Completed by February 2008 • Gaming Floor • Restaurants • Remove L&P
- Replace with Own Games • Slot Floor • Table Product • Hotel Cash Customers • Asian Business • Bus Programs • Increased Service Initiatives · New Member Sign Up
Threats: · Smoking • Pennsylvania

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Third Quarter Highlights
John Jacob
Chief Financial Officer

ADJUSTED EBITDA — RESTRICTED GROUP
$000’s
Third Quarter
Better (Worse) Reported Adjusted Prior than Prior Year EBITDA Addbacks EBITDA Year $ % Nevada: Lake Tahoe Horizon 4,150 — 4,150 5,585 (1,435) -26% Montbleu 4,688 — 4,688 2,833 1,855 65% River Palms 2,156 — 2,156 2,403 (247) -10% Tropicana Express 3,387 346 3,733 5,255 (1,522) -29%
Mississippi River Basin:
Lighthouse Point 3,399 — 3,399 2,007 1,392 69% Bayou Caddy’s Jubilee 1,049 — 1,049 2,057 (1,008) -49% Vicksburg Horizon 1,943 — 1,943 1,272 671 53% Belle of Baton Rouge 6,717 — 6,717 9,106 (2,389) -26% Casino Aztar 9,317 400 9,717 10,342 (625) -6% Atlantic City Tropicana 37,162 1,306 38,468 45,761 (7,293) -16%
Corporate (1,262) 474 (788) (5,700) 4,912 86% Total Restricted Group 72,706 2,526 75,232 80,921 (5,689) -7% Reported vs Prior Year (8,215) -10%
Las Vegas Tropicana 8,867 8,200 667 8% Addbacks: Include Post closing adjustments and Facility Restructuring costs.

ADJUSTED EBITDA — RESTRICTED GROUP
$000’s
Nine Months
Better (Worse) Reported Adjusted Prior than Prior Year EBITDA Addbacks EBITDA Year $ % Nevada: Lake Tahoe Horizon 6,897 — 6,897 9,872 (2,975) -30% Montbleu 7,179 — 7,179 (1,342) 8,521 -635% River Palms 9,742 — 9,742 10,553 (811) -8% Tropicana Express 19,953 2,382 22,335 20,283 2,052 10%
Mississippi River Basin: Lighthouse Point 10,210 — 10,210 9,147 1,063 12% Bayou Caddy’s Jubilee 7,359 — 7,359 8,776 (1,417) -16% Vicksburg Horizon 5,545 — 5,545 5,655 (110) -2% Belle of Baton Rouge 26,481 — 26,481 36,577 (10,096) -28% Casino Aztar 25,917 2,941 28,858 30,869 (2,011) -7% Atlantic City Tropicana 97,598 10,406 108,004 113,272 (5,268) -5% Corporate (7,927) 2,433 (5,494) (19,400) 13,906 72% Total Restricted Group 208,954 18,162 227,116 224,262 2,854 1% Reported vs Prior Year (15,308) -7% Las Vegas Tropicana 32,620 27,342 5,278 19% Addbacks: Include Post closing adjustments and Facility Restructuring Costs.

OPCO LOAN COMPLIANCE:
ADJUSTED EBITDA
$000’s
First Second Third Leverage Interest Quarter Quarter Quarter TTM Ratio Coverage
Compliance Certificate:
Filed for 2Q07 75,476 63,082 313,835 7.33 1.68 To be Filed for 3Q07 86,696 65,016 75,232 299,919 7.54 1.58 189,765 Interest Difference 11,220 1,934 2,260,239 Debt Reconciling Items:
Operating Results 501 (1,679) Addbacks 9,075 3,613 Adjustments (3 days) 1,644 -Total 11,220 1,934

Capital Expenditures — Restricted Group
$000’s
Third Nine Fourth Quarter Month Quarter Nevada: Lake Tahoe Horizon 467 2,132 Exterior Renovations Montbleu 310 1,746 Spa project River Palms 765 1,539 Gaming and safety equipment Tropicana Express 1,904 7,819 Room renovation and gaming equipment
Mississippi River Basin: Lighthouse Point 353 948 Gaming equipment Renovation Bayou Caddy’s Jubilee 3,771 4,370 Gaming equipment, ticketing conversion Renovation Vicksburg Horizon 150 487 Belle of Baton Rouge 1,982 3,347 Room and hallway remodel Garage Casino Aztar 365 3,165 Hotel tower, convention space Showroom Atlantic City Tropicana 5,788 20,943 Casino, South Tower remodel (15.6MM) Casino & Tower Renovation Total Restricted Group 15,855 46,496 Las Vegas Tropicana 5,501 16,905 Project design and engineering

Sarbanes Oxley/SEC Update
Sarbanes Oxley: Completion Date
1/31/08 Documenting and evaluating processes and controls 3/31/08 Company Test 6/30/08 Remediate Gaps 12/31/08 External Auditor Test Improved Controls:
Closing Process Operations Review of Monthly results Standardization of technology platform Implementing Standard Policies
Note: S-4 Effective, Exchange Period: October 18 to November 19, 2007 (unless extended)

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Appendix
Reconciliation of Adjusted EBITDA — Restricted Group to Net Income (Loss)
Amounts in Thousands

	For the Three Months Ended:		For the Nine Months Ended:
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2006	2007	2006	2007
Adjusted EBITDA — Restricted Group	$80,921	$75,232	$224,262	$227,116
Less:
Bayou Caddy’s Jubilee	(2,057)	(1,049)	(8,776)	(7,359)
Vicksburg Horizon	(1,272)	(1,943)	(5,655)	(5,545)
Acquired Assets	(61,358)	—	(164,424)	—
Acquired Company Overhead	5,700	—	19,400	—
Add:
Tropicana — Las Vegas	—	8,867	—	32,620
Adjust:
Depreciation & Amortization	(6,005)	(40,718)	(12,420)	(84,334)
Non-recurring Severance & Stay Bonus’	—	(918)	—	(6,055)
Non-recurring Corporate expenses	—	(1,608)	—	(12,107)
Garage Collapse Insurance (costs)/Recovery	—	10,430	—	24,505
Discontinued Operations, Casinos to be Transferred	—	—	—	—
Interest Income (Expense), Net	(95)	(60,786)	397	(168,381)
Loss from Early Extinguishment of Debt	—	—	—	(2,799)
Minority Interest of Consolidated Subsidiary	(258)	(1,160)	(2,373)	(3,477)
Income Tax Benefit (Provision)	—	(7,360)	—	377,403

Net Income	$15,576	$(21,013)	$50,411	$371,587